Exhibit 10

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of December 15, 2011 (the “Agreement”), by and between T. Rowe Price Associates, Inc., Investment Adviser, for and on behalf of its advisory clients on Schedule 1, (each severally and not jointly a “Seller”), on the one hand, and EXPEDIA ASIA PACIFIC – ALPHA LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (“Buyer”), on the other hand.

WHEREAS, this Agreement sets forth the terms and conditions upon which Sellers will sell to Buyer, and Buyer will purchase from Sellers an aggregate of 953,900 American Depository Shares represented by CUSIP 290138205 (the “Shares”) of eLong, Inc. (the “Company”), for an aggregate purchase price of $20,031,900; and

In consideration of and reliance upon the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Sellers hereby agree to sell to Buyer, and Buyer hereby agrees to purchase from Sellers, an aggregate of 953,900 Shares, for a purchase price equal to $21.00 per Share (the “Purchase Price”), without interest or adjustment, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances of whatever nature (collectively, “Liens”), payable simultaneously with the execution of this Agreement (against delivery of the Shares pursuant to Section 3 of this Agreement) by wire transfer in immediately available funds to the accounts specified by Sellers on Schedule 1 to this Agreement.

2. Definitions. For purposes of this Agreement:

(a) an “affiliate” of a person shall mean any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such person; and

(b) “$” means United States Dollars.

3. Deliveries; Payment; Closing. Simultaneously with the execution of this Agreement, (i) Sellers shall transfer and convey to Buyer, free and clear of all Liens, the Shares pursuant to Buyer’s instructions as set forth in Schedule 2, and deliver to Buyer a signed instrument of transfer in the form attached as Schedule 3 to this Agreement accompanied by (if applicable) a Share certificate or certificates (endorsed to Buyer), representing the number of Shares, together with any documents that, in the reasonable judgment of Buyer, are necessary to transfer and convey to, and vest in, Buyer good and valid title to the Shares, free and clear of all Liens; and (ii) Buyer shall deliver to Sellers the Purchase Price for the Shares, delivered pursuant to Section 1 hereof and in accordance therewith. Notwithstanding anything in this Agreement to the contrary, the closing of the purchase and sale of Shares shall take place simultaneously with the execution of this Agreement (the “Closing”) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

4. Representations and Warranties of Sellers. Each Seller represents and warrants to Buyer as follows:

(a) Seller has the necessary legal capacity, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by Seller and, assuming due authorization, execution and delivery by and on behalf of Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms;

(c) As of the date hereof Seller is the owner, beneficially and of record, of the Shares, free and clear of any Liens and will transfer at Closing to Buyer good and valid title to the Shares free and clear of any Liens;

(d) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the trust, charter or organizational documents or by-laws or comparable documents of Seller, (ii) result in the imposition of any Liens under, cause or permit the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement, or other contract, agreement or instrument to which Seller is a party or by which Seller or any of the Shares is bound, or (iii) result in a breach or violation by such Seller of any law (including, without limitation, applicable federal securities laws and regulations), rule or regulation or any order, injunction, judgment or decree of any court, governmental authority or regulatory agency;

(e) There exists no restriction upon the sale and delivery to Buyer of the Shares by Seller, nor is Seller required to obtain the approval of any person or entity or any court, governmental authority or regulatory agency to effect the sale of such Shares in accordance with the terms hereof;

(f) The sale of the Shares by Seller pursuant to this Agreement shall not be by or through a broker-dealer or otherwise through a broker or finder. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Seller; and

(g) Seller possesses such expertise, experience, knowledge and sophistication in financial and business matters generally, and is capable of evaluating the merits and economic risks of selling the Shares, and of protecting its own interests in connection with the sale of the Shares. In entering into this Agreement and selling the Shares to be sold by it hereunder, Seller is relying solely upon the advice of its own financial, legal and tax advisors. Seller acknowledges that the sale of the Shares to be sold by it hereunder is the result of independent arms-length negotiations between Seller and Buyer.

5. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a) Buyer has the necessary legal capacity, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by and on behalf of Sellers, constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms;

(c) The purchase of the Shares by Buyer pursuant to this Agreement shall not be by or through a broker-dealer or otherwise through a broker or finder, other than Allen & Co. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Sellers for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Buyer, other than Allen & Co., whose placement agent fees, if any, shall be paid by Buyer;

(d) The execution, delivery and performance of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, will not contravene any material provision of applicable law, rule or regulation (including, without limitation, applicable federal securities laws and regulations), or any agreement or other instrument binding upon Buyer, or any judgment, order or decree of any governmental entity having jurisdiction over Buyer; and no consent, approval, authorization or order of, or qualification with, any governmental entity is required for the performance by Buyer of its obligations under this Agreement;

(e) The Shares to be acquired by Buyer hereunder are being acquired for investment purposes only for Buyer’s own account and not with a view to or in connection with any distribution, reoffer, resale, or other disposition not in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and applicable state securities laws; and

(f) Buyer possesses such expertise, experience, knowledge and sophistication in financial and business matters generally, and is capable of evaluating the merits and economic risks of purchasing the Shares, and of protecting its own interests in connection with the purchase of the Shares. In entering into this Agreement and buying the Shares to be bought by it hereunder, Buyer is relying solely upon the advice of its own financial, legal and tax advisors. Buyer acknowledges that the purchase of the Shares to be bought by it hereunder is the result of independent arms-length negotiations between Buyer and Sellers.

6. Taxes. Each Seller shall timely file any tax returns (including any information returns or statements) required to be filed in connection with the execution and performance of this Agreement and shall make full and timely payment of any Taxes imposed on or owed by such Seller in connection with the execution and performance of this Agreement and the sale of the Shares contemplated herein, taking into account any eligibility for relief of Tax under any applicable income tax treaty. Each Seller agrees to promptly provide Buyer with a U.S. residency certification (Form 6166) and any other tax documentation reasonably requested in writing by Buyer. The term “Tax” or “Taxes” means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, excess profits, franchise, profits, license, withholding, payroll, employment, unemployment social security, excise, severance, stamp, occupation, premium, property, disability, capital stock, capital gains or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto.

7. Miscellaneous.

(a) Except as otherwise set forth in Section 5 hereof, all fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

(b) Without limiting the other terms of this Agreement, after the Closing, Sellers shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer that may be required to convey and deliver the Shares to Buyer and to perfect Buyer’s title thereto and to accomplish the transactions contemplated by this Agreement.

(c) Buyer shall file a report on Schedule 13D with the Securities and Exchange Commission in compliance with the applicable federal securities laws in connection with the purchase of the Shares, and, except as necessary to comply with the applicable securities laws and regulations, Buyer shall not use the names of Sellers in connection with any announcement of the transaction or in any press release or public announcement (it being agreed that T. Rowe Price Associates, Inc. will be identified in the Schedule 13D). For the avoidance of doubt, nothing herein shall prohibit the disclosure of information to any tax authority.

(d) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but may only be amended by an instrument in writing signed by each of the parties hereto.

(e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their directors, officers, trustees, executors, heirs, legal representatives, successors and assigns. Sellers may not and shall not assign its obligations hereunder and any assignment in violation of this sentence shall be void. Nothing contained in this Agreement shall be deemed to give rise to any right in a person not a party hereto (other than any assignee of Buyer) or in Sellers or Buyer on behalf of any such person to seek enforcement of, or damages arising out of any alleged default with respect to, any provisions of this Agreement.

(f) All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the delivery of the Shares.

(g) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

(h) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

(i) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made either (i) one business day after such notice shall have been deposited with a nationally-recognized overnight courier service, or (ii) when delivered by hand or transmitted by facsimile transmission or email, to the party entitled to receive the same at the address, facsimile number or e-mail address indicated below or at such other address, facsimile number or email address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

(i)	if to Sellers, addressed to:

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn.: Andrew Baek, Vice President and Senior Legal Counsel

Email: andrew_baek@troweprice.com

Telecopy No.: 410-345-6575

(ii)	if to Buyer, addressed to:

Expedia Asia Pacific – Alpha Limited

c/o Expedia, Inc.

333 108th Avenue, N.E.

Bellevue, Washington 98004

Attn.: Office of the General Counsel

Email: mmarron@expedia.com

Telecopy No.: (425) 679-7251

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn.: Ante Vucic, Esq.

Email: avucic@wlrk.com

Telecopy No: (212) 403-2000

(j) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(k) Each of Buyer and each Seller hereby irrevocably consents and agrees that any legal action or proceeding against it or any of its assets with respect to any of the obligations arising under or relating to this Agreement shall be brought by Buyer or by any Seller exclusively in any state or federal court sitting in the State of Delaware (each, a “Delaware Court”), and by execution and delivery of this Agreement, Buyer and each Seller hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, the exclusive jurisdiction of the aforesaid courts and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any action therein. Each party hereto agrees that the summons and complaint or any other process in any action may be served by notice given in accordance with this Agreement, or as otherwise permitted by law. Each party hereto irrevocably waives the right to trial by jury.

8. Advisory Representations. T. Rowe Price Associates, Inc. represents and warrants to Buyer that (a) it has the power and authority to make investment decisions for, in the name of, and on behalf of, each Seller, and to advise and direct each Seller to enter into this Agreement and the transactions contemplated hereunder, and to execute and deliver this Agreement, (b) as a result of the execution of this Agreement by T. Rowe Price Associates, Inc. on behalf of each Seller, each Seller is a party to this Agreement and bound by the terms of this Agreement, and (c) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the trust, charter or organizational documents or by-laws or comparable documents of T. Rowe Price Associates, Inc., (ii) result in the imposition of any Liens under, cause or permit the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement, or other contract, agreement or instrument to which T. Rowe Price Associates, Inc. is a party or by which T. Rowe Price Associates, Inc. is bound, or (iii) result in a breach or violation by T. Rowe Price Associates, Inc. of any law (including, without limitation, applicable federal securities laws and regulations), rule or regulation or any order, injunction, judgment or decree of any court, governmental authority or regulatory agency.

[Signature Pages Follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser for and on behalf of the Accounts listed in Schedule 1

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC.
With respect to Section 8 hereof

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	Vice President

EXPEDIA ASIA PACIFIC – ALPHA LIMITED

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Director